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                                                                    EXHIBIT 99.1



                                                      Contact:   Debra A. Cafaro
                                                                 President & CEO
                                                                  (502) 357-9010


FOR IMMEDIATE RELEASE

VENTAS FILES PROOF OF CLAIM IN VENCOR BANKRUPTCY PROCEEDING

Louisville, Ky. (May 17, 2000) - Ventas, Inc. (NYSE:VTR) said today that it has filed its proof of claim of approximately $4 billion in the Vencor, Inc. (OTCBB:VCRI) Chapter 11 bankruptcy proceeding. Filing a proof of claim is a customary requirement to preserve a claimant's rights against a debtor during the bankruptcy process.

         "The filing of this proof of claim protects and preserves Ventas' rights as the Vencor bankruptcy proceeding moves forward. It is a step toward Vencor's emergence from bankruptcy as a creditworthy company," Ventas President and CEO Debra A. Cafaro said.

         Included in the proof of claim is rent from Vencor due at the contract rental rates in the Master Lease Agreements until the expiration of those agreements. Additionally, the proof of claim includes liquidated and unliquidated amounts arising from other agreements between Ventas and Vencor.

         "Filing our proof of claim is another step in the Vencor reorganization process," Cafaro added. "We continue to believe that the best outcome is a consensual restructuring agreement between Ventas, Vencor and Vencor's creditors. As the largest claimant in the Vencor bankruptcy, we must be sure that any restructuring plan for Vencor is fair to the Ventas shareholders." Ventas will assert its full rights and remedies in the Vencor bankruptcy if a consensual arrangement is not reached.

         Vencor, Inc. filed its Chapter 11 bankruptcy petition on September 13, 1999. On May 11, 2000, Vencor asked the United States Bankruptcy Court for the District of Delaware to extend until July 18, 2000, the date by which Vencor has the exclusive right to file its plan of reorganization.

         Ventas, Inc. is a real estate company whose properties include 45 hospitals, 218 nursing centers and eight personal care facilities operating in 36 states.

         This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). All statements regarding Ventas' and its subsidiaries' expected future financial position, results of operations, cash flows, funds from operations, dividend and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, growth opportunities, expected lease income, ability to qualify as a real estate investment trust, plans and objectives of management for future operations and statements that include words such as "anticipate," "believe," "plan," "would," "will," "should," "estimate," expect," "intend," "may," "could," and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and stockholders must recognize that actual results may differ from Ventas' expectations. Ventas does not undertake any duty to update such forward-looking statements.
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Ventas Files Proof of Claims in Vencor Bankruptcy Proceeding
Page 2
May 17, 2000

         Actual future results and trends for Ventas may differ materially depending on a variety of factors discussed in Ventas' filings with the Securities and Exchange Commission. Factors that may affect the plans or results of Ventas include, without limitation, (a) the treatment of Ventas' claims in the Chapter 11 cases of its primary tenant, Vencor and certain of its affiliates (collectively referred to in this paragraph as "Vencor"), as well as certain of its other tenants, (b) the ability and willingness of Vencor to continue to meet and/or honor its obligations under the agreements Ventas and Vencor entered into in connection with the 1998 spin off by Ventas of Vencor (the "1998 Spin Off"), including, without limitation, the obligation to indemnify and defend Ventas for all litigation and other claims relating to the health care operations and other assets and liabilities transferred to Vencor in the 1998 Spin Off, (c) the ability of Vencor and Ventas' other operators to maintain the financial strength and liquidity necessary to satisfy their respective obligations and duties under the leases and other agreements with Ventas, and their existing credit agreements, (d) Ventas' success in implementing its business strategy, (e) the nature and extent of future competition, (f) the extent of future health care reform and regulation including cost containment measures and changes in reimbursement policies and procedures, (g) increases in the cost of borrowing for Ventas, (h) the ability of Ventas' operators to deliver high quality care and to attract patients, (i) the results of litigation affecting Ventas, (j) the results of the settlement discussions Vencor and Ventas have been engaged in with the federal government seeking to resolve federal civil and administrative claims against them arising from the participation of Vencor facilities in various federal health benefit programs, (k) changes in general economic conditions and/or economic conditions in the markets in which Ventas may, from time to time, compete, (l) the ability of Ventas to pay down, refinance, restructure, and/or extend its indebtedness as it becomes due, and (m) the ability of Ventas to qualify as a real estate investment trust. Many of such factors are beyond the control of Ventas and its management.

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